September 18, 1997
Mr. John Costello, Assistant Treasurer
Fidelity Puritan Trust (the trust):
Fidelity Balanced Fund
Fidelity Global Balanced Fund
Fidelity Low-Priced Stock Fund
Fidelity Puritan Fund (the funds)
82 Devonshire Street
Boston, Massachusetts 02109
Dear Mr. Costello:
Fidelity Puritan Trust is a Massachusetts business trust initially created as Fidelity Puritan Fund, Inc., under the laws of the Commonwealth of Massachusetts, on October 15, 1954. Fidelity
Puritan Fund, Inc., was the surviving corporation in the merger of Puritan Fund Incorporated, a Massachusetts corporation, with
Puritan Fund, Inc., a Delaware corporation, which became
effective October 15, 1954 by filing of appropriate documents in those states. The corporation's name was changed to Fidelity
Puritan Fund, Inc. on December 8, 1980. On October 1, 1984, the corporation was reorganized as a Massachusetts business trust and named Fidelity Puritan Fund. A supplement to the Declaration of
Trust was adopted by the Trustees of the Trust on December 14,
1984 and filed with the Secretary of State of the Commonwealth of Massachusetts on February 1, 1985. A supplement to the
Declaration of Trust was executed on December 17, 1986 and
delivered on December 17, 1986 to the Secretary of State of the Commonwealth of Massachusetts. The Trust's name was changed from Fidelity Puritan Fund to Fidelity Puritan Trust on January 1, 1987. A supplement to the Declaration of Trust was executed on
January 16, 1987 and filed with the Secretary of State of the Commonwealth of Massachusetts on January 16, 1987. A
supplement to the Declaration of Trust was executed on January 4,
1988 and filed with the Secretary of State of the Commonwealth of Massachusetts on January 25, 1988. A supplement to the
Declaration of Trust was executed on August 1, 1989 and filed with the Secretary of State of the Commonwealth of Massachusetts
on August 4, 1989. The Declaration of Trust was amended and
restated on September 16, 1994 and filed with the Secretary of the Commonwealth of Massachusetts on October 26, 1994.
I have conducted such legal and factual inquiry as I have deemed necessary for the purpose of rendering this opinion.
Capitalized terms used herein, and not otherwise herein defined, are used as defined in the Declaration of Trust.
Under Article III, Section 1, of the Declaration of Trust, the beneficial interest in the Trust shall be divided into such transferable Shares of one or more separate and distinct Series as the Trustees shall from time to time create and establish.  The number of Shares is unlimited and each Share shall be without par value and shall be fully paid and non assessable. The Trustees shall have full power and authority, in their sole discretion and without obtaining any prior authorization or vote of the
Shareholders of the Trust to create and establish (and to change in any manner) Shares with such preferences, voting powers, rights and privileges as the Trustees may from time to time determine, to divide or combine the Shares into a greater or lesser number, to classify or reclassify any issued Shares into one or more Series of Shares, to abolish any one or more Series of Shares, and to take such other action with respect to the Shares as the Trustees may deem desirable.
Under Article III, Section 4, the Trustees shall accept investments in the Trust from such persons and on such terms as they may from time to time authorize.  Such investments may be in the form of cash or securities in which the appropriate Series is authorized to invest, valued as provided in Article X, Section 3. After the date of the initial contribution of capital, the number of Shares to represent the initial contribution may in the Trustees' discretion be considered as outstanding and the amount received by the Trustees on account of the contribution shall be treated as an asset of the trust. Subsequent investments in the Trust shall be credited to each Shareholder's account in the form of full Shares at the Net Asset Value per Share next determined after the investment is received; provided, however, that the Trustees may, in their sole discretion,
(a) impose a sales charge upon investments in the Trust and (b)
issue fractional Shares.
By a vote adopted on October 1, 1984, and amended on February
22, 1985, the Board of Trustees authorized the issue and sale, from time to time, of an unlimited number of shares of beneficial interest of the trust in accordance with the terms included in the current Registration Statement and subject to the limitations of the Declaration of Trust and any amendments thereto.
I understand from you that, pursuant to Rule 24f-2 under the Investment Company Act of 1940, the trust has registered an indefinite amount of shares of beneficial interest under the Securities Act of 1933. I further understand that, pursuant to the provisions of Rule 24f-2, the trust intends to file with the Securities and Exchange Commission a Notice making definite the registration of 621,326,340 shares of the trust (the "Shares") sold in reliance upon Rule 24f-2 during the fiscal year ended July 31,
1997.
I am of the opinion that all necessary trust action precedent to the issue of Shares has been duly taken, and that all the Shares were legally and validly issued, and are fully paid and non assessable, except as described in the funds' Statements of Additional
Information under the heading "Shareholder and Trustee Liability."
In rendering this opinion, I rely on the representation by the trust that it or its agent received consideration for the Shares in accordance with the Declaration of Trust and I express no opinion as to compliance with the Securities Act of 1933, the Investment Company Act of 1940 or applicable state "Blue Sky" or securities laws in connection with sales of the Shares.
I hereby consent to the filing of this opinion with the Securities and Exchange Commission in connection with a Rule 24f-2 Notice which you are about to file under the 1940 Act with said
commission.
Sincerely,
/s/Arthur S. Loring
Arthur S. Loring
Vice President- Legal